Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Form 10 Registration Statement under the Securities Exchange Act of 1934 of OnePak, Inc. (the “Company”) dated February 10, 2010, of our report dated October 22, 2009, relating to the Company’s financial statements for the year ended December 31, 2008.

/s/ M&K CPAS, PLLC
www.mkacpas.com
Houston, Texas

February 15, 2010